UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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EQUAL ENERGY LTD.

(Name of Registrant as Specified In Its Charter)

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EQUAL ENERGY FILES DEFINITIVE MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

OKLAHOMA CITY, June 12, 2014—Equal Energy Ltd. (“Equal” or the “Company”) (NYSE: EQU) (TSX: EQU) today announced it has filed a definitive management information circular and proxy statement (the “Circular”) with respect to a proposed plan of arrangement under the Business Corporations Act (Alberta) (the “Arrangement”) involving Equal, the shareholders of Equal (“Equal Shareholders”), Petroflow Energy Corporation and Petroflow Canada Acquisition Corp. (“Petroflow Sub” and together with Petroflow Energy Corporation, “Petroflow”).

Equal’s Board of Directors (the “Board”) recommends in the Circular that Equal Shareholders vote FOR the Arrangement.

Under the Arrangement, Petroflow Sub will acquire all of the outstanding common shares of Equal for US$5.43 per share, payable in cash. Upon completion of the Arrangement, Equal Shareholders will also receive a cash dividend of US$0.05 per share.

“This all-cash offer plus dividend represents the best value for Equal shareholders and reflects the outcome of a rigorous process undertaken to explore the full range of strategic alternatives to maximize value for shareholders,” said Michael Doyle, Chairman of the Board. “The Board of Directors is unanimous in its view that the Petroflow Arrangement is the best way forward for Equal and its shareholders and we recommend that shareholders vote to approve the Arrangement.”

Equal Shareholders are encouraged to read the Circular and are invited to attend a special meeting of Equal Shareholders, which will be held on July 8, 2014 in Calgary, Alberta, Canada to consider the Arrangement. Complete information regarding voting at the meeting or by proxy and applicable proxy cut-off times is included in the Circular.

About the Arrangement

The Arrangement is the culmination of a strategic review process conducted by an independent committee of the Board (the “Special Committee”).

The all-cash consideration offered by Petroflow is a 56% premium to the closing price of Equal’s shares on March 22, 2013, the trading day prior to the Company’s announcement that it was pursuing a strategic alternatives process. It is also a 23% premium to the closing price on November 18, 2013, the trading day prior to Equal’s announcement that the strategic alternatives process successfully resulted in exclusive negotiations for a proposed transaction.

Subsequent to the initial announcement of the Arrangement in December 2013, Equal and Petroflow amended the agreement dated May 1, 2014 to provide for, among other things, an extension of the outside date of the Arrangement Agreement to July 31, 2014 and payment by Equal of two dividends of US$0.05 per common share.

The first dividend payment was made on May 28, 2014, and the second dividend payment will be made upon completion of the Arrangement.

The unanimous recommendation by Equal’s Board that Equal Shareholders approve the Arrangement follows the work of the Special Committee which considered a full range of strategic alternatives to maximize value for Equal Shareholders. These alternatives included continuing as a going concern, a management buyout, capital acceleration, a corporate sale, an increased return of capital to Equal Shareholders by a dividend distribution or share buyback, a foreign asset income trust, a master limited partnership, and an acquisition by an outside bidder.

Added Mr. Doyle: “The Board of Directors communicated with 19 potential arm’s length bidders, entered into confidentiality agreements with seven, and ultimately received final proposals from two bidders. Of these, the proposal submitted by Petroflow was the superior offer.”

Equal’s Board encourages Equal Shareholders to VOTE NOW FOR THE ARRANGEMENT to receive the full value of Petroflow’s US$5.43 per share premium offer, as well as the additional US$0.05 per share dividend that is payable on completion of the Arrangement.

How to Vote

Your vote is very important, regardless of the number of Equal shares you hold. Equal Shareholders are encouraged to vote as soon as possible.

Any Equal Shareholder who has questions or requires more information about voting of their Equal shares should contact Kingsdale Shareholder Services by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

Additional Information

In connection with the Arrangement, Equal filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 11, 2014. The definitive proxy statement has also been filed on the Canadian SEDAR filing system at www.sedar.com, and is available on Equal’s website at www.equalenergy.ca The definitive proxy statement contains important information about the proposed Arrangement and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT. Investors and shareholders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by Equal through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders may obtain free copies of the definitive proxy statement from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations. Equal will furnish the finalized proxy statement to its shareholders when it is available.

Equal and its Directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Equal in connection with the Arrangement.

Information regarding the interests of these Directors and executive officers in the Arrangement is included in the definitive information circular and proxy statement described above. Additional information regarding these Directors and executive officers is also included in Amendment No. 1 to Equal’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 29, 2014. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

For more information contact:

Don Klapko

President and CEO

(403) 536-8373

OR

Scott Smalling

Senior Vice President Finance and CFO

(405) 242-6020

Equal shareholders:

Kingsdale Shareholder Services

Toll-free telephone in North America1-866-581-1479

contactus@kingsdaleshareholder.com.

Media contact:

Alan Bayless or Trevor Zeck

Longview Communications Inc.

(604) 688-4874

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities laws including statements relating to the completion of the Arrangement and payment of consideration and the dividend pursuant to the Arrangement. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters; and failure to obtain shareholder approval or to meet other closing conditions for the Arrangement, including the failure of Petroflow to obtain financing for the completion of the Arrangement. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal’s operations or financial results are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

All dollar values are in US dollars unless otherwise stated.

SOURCE Equal Energy Ltd.